UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 11, 2019
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between June 13, 2019 and July 16, 2019, BioRestorative Therapies, Inc. (the “Company”) repaid certain outstanding convertible notes in the aggregate amount of $1,089,555, inclusive of accrued interest and prepayment premiums.

Between June 20, 2019 and July 2, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $430,000 for aggregate cash proceeds of $420,000. The convertible notes bear interest at a rate of 12% per annum payable at maturity with original maturity dates ranging between December 2019 and February 2020. The convertible notes and respective accrued interest are convertible into shares of the Company's common stock at the election of the holder as follows: (i) $260,000 of principal becomes convertible after the first 180 days following the issuance at a conversion price equal to 58% of the fair value of the Company’s common stock, and (ii) an aggregate of $170,000 of principal is convertible into shares of common stock of the Company at a conversion price of $0.50 per share and a five-year warrant (the “Warrant”) for the purchase of a number of shares equal to the number of shares issued upon the conversion of the principal amount of the respective note. The Warrant provides for an exercise price of $0.75 per share, subject to adjustment.  In connection with one of the issuances, the Company issued to the lender a five-year warrant to purchase 30,000 shares of common stock of the Company at an exercise price of $0.56 per share. Convertible promissory notes in the aggregate principal amount of $170,000 are mandatorily convertible into the Company’s common stock and the Warrant upon a public offering at a conversion price equal to the lower of 75% of the public offering price or $0.50 per share.

Between July 2, 2019 and July 17, 2019, the Company issued an aggregate of 585,198 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $102,142, inclusive of accrued and unpaid interest.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the period ended March 31, 2019, Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: July 17, 2019	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer